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                                                                    EXHIBIT 23.2

                                    CONSENT


     We hereby consent to the references to this firm and our opinions in: the Registration Statement on Form S-1 filed by American Financial Holdings, Inc., and all amendments thereto; in the Form H-(e)1-S for American Financial Holdings, Inc., and all amendments thereto; and in the Application for Conversion filed by American Savings Bank, and all amendments thereto, relating to the conversion of American Savings Bank, from a Connecticut-chartered mutual savings bank to a Connecticut-chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to American Financial Holdings, Inc., a holding company formed for such purpose, and the offering of American Financial Holdings, Inc.'s common stock. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                   MULDOON, MURPHY & FAUCETTE LLP
                                   /s/ Muldoon, Murphy & Faucette LLP



Dated this 4th day of
August, 1999